Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Fourth Quarter and Year End 2018 Results

OKLAHOMA CITY (February 27, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and year ended December 31, 2018 and provided an update on its 2019 activities. Key information includes the following:

•	Year end 2018 total proved reserves totaled 4.7 Tcfe.

•	SEC PV-10 value grew to $3.4 billion at year end 2018, as compared to $2.9 billion at year end 2017, an increase of 18% year-over-year.

•	Net production during 2018 averaged 1,360.3 MMcfe per day.

•	Net income of $430.6 million, or $2.45 per diluted share, for 2018.

•	Adjusted net income (as defined and reconciled below) of $321.7 million, or $1.83 per diluted share, for 2018.

•	Adjusted EBITDA (as defined and reconciled below) of $947.8 million for 2018.

•	Reduced unit lease operating expense for 2018 by 10% to $0.18 per Mcfe from $0.20 per Mcfe for 2017.

•	Reduced unit general and administrative expense for 2018 by 15% to $0.11 per Mcfe from $0.13 per Mcfe for 2017.

•

Completed previously announced and expanded stock repurchase program of $200 million during 2018, including deploying $90 million during the fourth quarter of 2018, acquiring 20.7 million shares and reducing shares outstanding by over 10% in 2018.

•	Budgeted 2019 total capital expenditures of $565 million to $600 million to be funded entirely within cash flow.

•	Forecasted 2019 full year net production is estimated to average 1,360 MMcfe to 1,400 MMcfe per day, consistent with the Company’s fourth quarter of 2018 average net production.

•	Forecasted 2019 full year free cash flow in excess of $100 million.

•	Secured 2019 anticipated natural gas production with approximately 1,254 MMcf per day of natural gas fixed price swaps for 2019 at an average fixed price of $2.83 per Mcf.

•	Announced stock repurchase program to acquire up to $400 million of outstanding common stock.

David M. Wood, Chief Executive Officer and President, commented, “2018 continued to show very good encouragement in our two core asset areas and as we enter the new year, the Company has a heightened focus on capital discipline. Our 2019 plan places primary emphasis on returns. During this year, we are building an organization that is focused on disciplined capital allocation, cash flow generation and a commitment to executing a thoughtful, clearly communicated business plan that enhances value for all of our shareholders. We are seeking to maximize results within the core assets we have in the portfolio today and focused on returns that will allow us to operate within our own cash flow, shifting the target from top-line production growth to leading bottom-line debt-adjusted per share growth rates.”

Mr. Wood continued, “With the challenging near-term outlook for North American natural gas and the market increasingly focused on shareholder returns and cash flow generation, we feel that prudent capital spending and disciplined capital allocation are distinguishing features in our business. More importantly, our focus on capital discipline goes beyond this calendar year and should commodity prices improve late this year or in 2020, our macro view is that this will be temporary and we would remain disciplined to our program.”

Financial Results

For the fourth quarter of 2018, Gulfport reported net income of $134.0 million, or $0.78 per diluted share, on oil and natural gas revenues of $416.0 million. For the fourth quarter of 2018, EBITDA (as defined and reconciled below) was $303.2 million and cash flow from operating activities before changes in operating assets and liabilities was $218.1 million. Gulfport’s GAAP net income for the fourth quarter of 2018 includes the following items:

•	Aggregate non-cash derivative gain of $41.3 million.

•	Aggregate loss of $0.2 million in connection with a litigation settlement.

•	Aggregate gain of $14.6 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the fourth quarter of 2018 would have been as follows:

•	Adjusted oil and natural gas revenues of $374.6 million.

•	Adjusted net income of $78.2 million, or $0.46 per diluted share.

•	Adjusted EBITDA of $247.4 million.

For the full year of 2018, Gulfport reported net income of $430.6 million, or $2.45 per diluted share, on oil and natural gas revenues of $1.4 billion. For the full year of 2018, EBITDA was $1.1 billion and cash flow from operating activities before changes in operating assets and liabilities was $829.3 million. Gulfport’s GAAP net income for the full year of 2018 includes the following items:

•	Aggregate non-cash derivative loss of $65.1 million.

•	Aggregate loss of $1.1 million in connection with a litigation settlement.

•	Aggregate gain of $0.2 million attributable to net insurance proceeds.

•	Aggregate gain of $124.8 million in connection with the sale of Gulfport’s equity interests in certain equity investments.

•	Aggregate gain of $49.9 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the full year of 2018 would have been as follows:

•	Adjusted oil and natural gas revenues of $1.4 billion.

•	Adjusted net income of $321.7 million, or $1.83 per diluted share.

•	Adjusted EBITDA of $947.8 million.

Production and Realized Prices

Gulfport’s net daily production for the fourth quarter of 2018 averaged approximately 1,392.8 MMcfe per day and was comprised of approximately 91% natural gas, 6% natural gas liquids (“NGL”) and 3% oil. For the full year of 2018, Gulfport’s net daily production averaged approximately 1,360.3 MMcfe per day and was comprised of approximately 89% natural gas, 7% NGL and 4% oil.

Gulfport’s realized prices for the fourth quarter of 2018 were $2.40 per Mcf of natural gas, $109.01 per barrel of oil and $1.23 per gallon of NGL, resulting in a total equivalent price of $3.25 per Mcfe. Gulfport’s realized prices for the fourth quarter of 2018 include an aggregate non-cash derivative gain of $41.3 million. Before the impact of derivatives, realized prices for the fourth quarter of 2018, including transportation costs, were $3.16 per Mcf of natural gas, $58.45 per barrel of oil and $0.67 per gallon of NGL, for a total equivalent price of $3.45 per Mcfe.

Gulfport’s realized prices for the full year of 2018 were $2.27 per Mcf of natural gas, $58.81 per barrel of oil and $0.73 per gallon of NGL, resulting in a total equivalent price of $2.73 per Mcfe. Gulfport’s realized prices for the full year of 2018 include an aggregate non-cash derivative loss of $65.1 million. Before the impact of derivatives, realized prices for the full year of 2018, including transportation costs, were $2.53 per Mcf of natural gas, $63.48 per barrel of oil and $0.71 per gallon of NGL, for a total equivalent price of $2.98 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Production Volumes:
Natural gas (MMcf)	116,470	103,049	443,742	350,061
Oil (MBbls)	635	730	2,801	2,579
NGL (MGal)	55,025	61,555	251,720	224,038
Gas equivalent (MMcfe)	128,139	116,225	496,505	397,543
Gas equivalent (Mcfe per day)	1,392,820	1,263,319	1,360,289	1,089,159

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$3.16	$2.32	$2.53	$2.42
Oil (per Bbl)	$58.45	$53.71	$63.48	$48.29
NGL (per Gal)	$0.67	$0.76	$0.71	$0.61
Gas equivalent (per Mcfe)	$3.45	$2.80	$2.98	$2.78

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.63	$2.50	$2.49	$2.49
Oil (per Bbl)	$51.57	$51.93	$53.97	$49.88
NGL (per Gal)	$0.64	$0.70	$0.66	$0.58
Gas equivalent (per Mcfe)	$2.92	$2.91	$2.86	$2.85

Average Realized Prices:

Natural gas (per Mcf)	$2.40	$3.26	$2.27	$3.08
Oil (per Bbl)	$109.01	$32.04	$58.81	$46.99
NGL (per Gal)	$1.23	$0.63	$0.73	$0.54
Gas equivalent (per Mcfe)	$3.25	$3.42	$2.73	$3.32

The table below summarizes Gulfport’s fourth quarter of 2018 and the twelve-month period ended December 31, 2018 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Utica Shale
Natural gas (MMcf)	99,277	90,374	379,417	309,450
Oil (MBbls)	65	107	299	473
NGL (MGal)	20,990	33,875	113,379	139,634
Gas equivalent (MMcfe)	102,665	95,854	397,406	332,238

SCOOP(1)
Natural gas (MMcf)	17,187	12,648	64,258	40,501
Oil (MBbls)	393	401	1,710	1,083
NGL (MGal)	34,020	27,660	138,261	84,283
Gas equivalent (MMcfe)	24,406	19,008	94,268	59,038

Southern Louisiana
Natural gas (MMcf)	(2)	19	15	75
Oil (MBbls)	162	210	721	974
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	968	1,280	4,338	5,917

Other
Natural gas (MMcf)	9	8	51	35
Oil (MBbls)	15	12	72	50
NGL (MGal)	15	20	80	121
Gas equivalent (MMcfe)	100	84	493	351

(1)	SCOOP 2017 production adjusted for closing date of February 17, 2017.

2018 Capital Expenditures

For the year ended December 31, 2018, Gulfport’s drilling and completion capital expenditures totaled $695.4 million and leasehold capital expenditures totaled $119.3 million.

Financial Position and Liquidity

As of December 31, 2018, Gulfport had cash on hand of approximately $52.3 million. In addition, as of December 31, 2018, Gulfport’s revolving credit facility was $1.4 billion, under which Gulfport has an elected commitment of $1.0 billion, with outstanding borrowings of $45.0 million and outstanding letters of credit totaling $316.6 million.

As of December 31, 2018, Gulfport’s net debt-to-trailing twelve months EBITDA ratio was 2.15 times.

Completed Previously Announced Stock Repurchase Program

As previously announced, Gulfport repurchased 10.2 million shares during the fourth quarter of 2018 and completed in full the previously announced and expanded authorized program to acquire up to $200 million of the Company’s outstanding common stock during 2018. From the initiation of the share repurchase program in February 2018 through December 31, 2018, Gulfport repurchased 20.7 million shares and reduced its shares outstanding by over 10%.

Newly Authorized Stock Repurchase Program

As previously announced, Gulfport’s board of directors has approved a stock repurchase program to acquire up to $400 million of the Company’s outstanding common stock within the 24 months following the announcement on January 17, 2019. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its 2019 capital development program. This repurchase program is authorized to extend through December 31, 2020 and may be suspended from time to time, accelerated, modified, extended or discontinued by the board of directors at any time.

2019 Capital Budget and Production Guidance

For 2019, Gulfport estimates total capital expenditures will be in the range of $565 million to $600 million, which will be funded entirely within cash flow at current strip pricing. The 2019 budget includes approximately $525 million to $550 million for drilling and completion (“D&C”) activities and approximately $40 million to $50 million for land activities. With this level of capital spend, Gulfport forecasts its 2019 average daily net production will be in the range of 1,360 MMcfe to 1,400 MMcfe per day, consistent with the Company’s fourth quarter of 2018 average net production of 1,392.8 MMcfe per day.

Utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport forecasts its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.49 to $0.66 per Mcf below NYMEX settlement prices in 2019. Gulfport expects its 2019 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% to 50% of WTI and its 2019 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI.

The table below summarizes the Company’s full year 2019 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/19
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,360	1,400
% Gas	~ 90%
% NGL	~ 7%
% Oil	~ 3%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.49)	$(0.66)
NGL (% of WTI)	45%	50%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.15	$0.17
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.53	$0.58
General and Administrative - $/Mcfe	$0.09	$0.11

	Total
Budgeted D&C Expenditures - In Millions:	$525	$550
Budgeted Non-D&C Expenditures - In Millions:	$40	$50
Total Capital Expenditures - In Millions:	$565	$600

Net Wells Drilled
Utica - Operated	10	11
Utica - Non-Operated	2	3

Total	12	14

SCOOP - Operated	7	8
SCOOP - Non-Operated	1	2

Total	8	10

Net Wells Turned-to-Sales
Utica - Operated	40	45
Utica - Non-Operated	2	3

Total	42	48

SCOOP - Operated	14	15
SCOOP - Non-Operated	1	2

Total	15	17

2018 Operational Update and 2019 Outlook

The table below summarizes Gulfport’s activity for the twelve-month period ended December 31, 2018:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

Twelve Months ended December 31,
2018
Net Wells Drilled
Utica - Operated	19.5
Utica - Non-Operated	4.4

Total	23.9

SCOOP - Operated	12.1
SCOOP - Non-Operated	3.1

Total	15.2

Net Wells Turned-to-Sales
Utica - Operated	35.0
Utica - Non-Operated	9.4

Total	44.4

SCOOP - Operated	12.8
SCOOP - Non-Operated	3.6

Total	16.4

Utica Shale

In the Utica Shale, during the twelve months ended December 31, 2018, Gulfport spud 23 gross (19.5 net) operated wells. The wells drilled during 2018 had an average lateral length of approximately 10,300 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during 2018 from spud to rig release totaled approximately 19.5 days. In addition, Gulfport turned-to-sales 35 gross and net operated wells with an average stimulated lateral length of approximately 8,000 feet.

Net production for the full year of 2018 from Gulfport’s Utica acreage averaged approximately 1,088.8 MMcfe per day, an increase of 20% over the full year of 2017.

During 2019, Gulfport plans to run on average approximately one operated horizontal rig in the Utica Shale. Gulfport has budgeted to drill approximately 13 to 15 gross (10 to 11 net) horizontal Utica wells with an average lateral length of 11,700 feet. In addition, Gulfport plans to turn-to-sales 47 to 51 gross (40 to 45 net) horizontal Utica wells with an average lateral length of 10,000 feet.

Gulfport intends to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 2 to 3 horizontal wells and turn-to-sales 2 to 3 horizontal wells, in each case net to Gulfport’s interest.

SCOOP

In the SCOOP, during the twelve months ended December 31, 2018, Gulfport spud 13 gross (12.1 net) operated wells. The wells drilled during 2018 had an average lateral length of approximately 7,900 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days during 2018 from spud to rig release totaled approximately 63.4 days, an improvement of 12% from 2017. More recently, when normalized to a 7,500 foot lateral length, Gulfport’s average drilling days during the fourth quarter of 2018 from spud to rig release totaled approximately 51.1 days, an improvement of 29% from 2017. In addition, Gulfport turned-to-sales 15 gross (12.8 net) operated wells with an average stimulated lateral length of approximately 7,750 feet.

Net production for the full year of 2018 from Gulfport’s SCOOP acreage averaged approximately 258.3 MMcfe per day, an increase of 39% from an average of the period February 17, 2017 (the date Gulfport completed its acquisition of the acreage) through December 31, 2017.

During 2019, Gulfport plans to run on average approximately 1.5 operated horizontal rigs in the SCOOP. Gulfport has budgeted to drill approximately 9 to 10 gross (7 to 8 net) horizontal SCOOP wells with an average lateral length of 8,800 feet. In addition, Gulfport plans to turn-to-sales 15 to 17 gross (14 to 15 net) horizontal SCOOP wells with an average lateral length of 8,000 feet.

Gulfport intends to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 1 to 2 horizontal wells and turn-to-sales 1 to 2 horizontal wells, in each case net to Gulfport’s interest.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of February 27, 2019.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	1Q2019	2Q2019	3Q2019	4Q2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,070	1,180	1,380	1,380
Price ($ per MMBtu)	$2.90	$2.82	$2.81	$2.81

Swaption contracts (NYMEX)
Volume (BBtupd)	50	30	30	30
Price ($ per MMBtu)	$3.13	$3.10	$3.10	$3.10

Basis Swap Contract (Transco Zone 4)
Volume (BBtupd)	60	60	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)	$(0.05)	$(0.05)

NGL:
C2 Ethane Swap Contracts
Volume (Bblpd)	1,000	1,000	1,000	1,000
Price ($ per Gal)	$0.44	$0.44	$0.44	$0.44

C3 Propane Swap Contracts
Volume (Bblpd)	3,250	4,000	4,000	4,000
Price ($ per Gal)	$0.67	$0.69	$0.69	$0.69

C5 Pentane Swap Contracts
Volume (Bblpd)	500	500	500	500
Price ($ per Gal)	$1.29	$1.29	$1.29	$1.29

	2019	2020
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,254	204
Price ($ per MMBtu)	$2.83	$2.77

Swaption contracts (NYMEX)
Volume (BBtupd)	35	—
Price ($ per MMBtu)	$3.11	$—

Basis Swap Contract (OGT)
Volume (BBtupd)	—	10
Differential ($ per MMBtu)	$—	$(0.54)

Basis Swap Contract (Transco Zone 4)
Volume (BBtupd)	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)

NGL:
C2 Ethane Swap Contracts
Volume (Bblpd)	1,000	—
Price ($ per Gal)	$0.44	—

C3 Propane Swap Contracts
Volume (Bblpd)	3,815	—
Price ($ per Gal)	$0.69	—

C5 Pentane Swap Contracts
Volume (Bblpd)	500	—
Price ($ per Gal)	$1.29	—

Year End 2018 Reserves

Gulfport reported year end 2018 total proved reserves of 4.7 Tcfe, consisting of 4.1 Tcf of natural gas, 21.0 MMBbls of oil and 80.5 MMBbls of natural gas liquids. Gulfport’s commitment to capital discipline and the shift to funding future activities within cash flow led to adjustments in the Company’s long-term development plan and, as expected, resulted in a decrease in year end 2018 proved undeveloped reserves when compared to year end 2017 proved undeveloped reserves and contributed to lower year end 2018 reserves when compared to year end 2017. The table below provides information regarding the components driving the 2018 net proved reserve adjustments:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2018 NET PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent BCFE
Proved reserve balance at December 31, 2017	5,394.8
Sales of oil and gas reserves in place	(44.9)
Purchases in oil and natural gas reserves in place	—
Extensions and discoveries	711.2
Revisions of prior reserve estimates:
Reclassification of PUD to unproved under SEC 5-year rule	(1,007.5)
Performance and price revisions	186.2
Current production	(496.5)

Proved reserve balance at December 31, 2018	4,743.3

Proved developed reserves increased by 12% from December 31, 2017 to approximately 2,115.5 Bcfe as of December 31, 2018. At year end 2018, approximately 45% of Gulfport’s proved reserves were classified as proved developed reserves. Proved undeveloped reserves totaled approximately 2,627.8 Bcfe as of December 31, 2018. The table below summarize the Company’s 2018 net proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2018 NET PROVED RESERVES

(Unaudited)

	Natural Gas BCF	Oil MMBBL	Natural Gas Liquids MMBBL	Gas Equivalent BCFE
Proved Developed Producing	1,771.8	8.2	38.8	2,054.1
Proved Developed Non-Producing	41.4	1.4	2.0	61.4
Proved Undeveloped	2,320.7	11.5	39.7	2,627.8

Total Proved Reserves	4,133.9	21.0	80.5	4,743.3

The following table presents Gulfport’s 2018 net proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2018 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2018
BCFE
Utica	3,350.4
SCOOP	1,375.7
Southern Louisiana	15.1
Other	2.1

Total Proved Reserves	4,743.3

In accordance with Securities and Exchange Commission guidelines, at year end 2018, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year end 2018 reserve report were $65.56 per barrel of oil and $3.10 per MMBtu of natural gas, in each case as adjusted by lease for transportation fees and regional price differentials. Utilizing these prices, the present value of Gulfport’s total proved reserves discounted at 10% (referred to as “PV-10”) was $3.4 billion at December 31, 2018. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the standardized measure of discounted future net cash flows, the most directly comparable GAAP measure.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2018 PV-10

(Unaudited)

SEC Case
($MM)
Proved Developed Producing	$2,180
Proved Developed Non-Producing	109
Proved Undeveloped	1,118

Total Proved Reserves	$3,407

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2018 PV-10 RECONCILITATION

(Unaudited)

SEC Case ($MM)
Standardized measure of discounted future net cash flows (1)	$2,983
Add: Present value of future income tax discounted at 10%	424

PV-10 value	$3,407

¹

The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, February 28, 2019 at 8:00 a.m. CST to discuss its fourth quarter and full year of 2018 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13686821. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through an approximately 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative (gain) loss, litigation settlement, insurance proceeds, gain on sale of equity method investments and income loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative (gain) loss, litigation settlement, insurance proceeds, gain on sale of equity method investments and income loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the

Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

General Reserve Information Notes:

Gulfport’s estimated proved reserves as of December 31, 2018 were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) and NSAI is an independent petroleum engineering firm.

Investor Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

Media Contact:

Adam Weiner / Cameron Njaa

Kekst CNC

adam.weiner@kekstcnc.com / cameron.njaa@kekstcnc.com

212-521-4800

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2018	December 31, 2017
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$52,297	$99,557
Accounts receivable—oil and natural gas sales	210,200	146,773
Accounts receivable—joint interest and other	22,497	35,440
Prepaid expenses and other current assets	10,607	4,912
Short-term derivative instruments	21,352	78,847

Total current assets	316,953	365,529

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,873,037 and $2,912,974 excluded from amortization in 2018 and 2017, respectively	10,026,836	9,169,156
Other property and equipment	92,667	86,754
Accumulated depletion, depreciation, amortization and impairment	(4,640,098)	(4,153,733)

Property and equipment, net	5,479,405	5,102,177

Other assets:
Equity investments	236,121	302,112
Long-term derivative instruments	—	8,685
Deferred tax asset	—	1,208
Inventories	4,754	8,227
Other assets	13,803	19,814

Total other assets	254,678	340,046

Total assets	$6,051,036	$5,807,752

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$518,380	$553,609
Asset retirement obligation—current	—	120
Short-term derivative instruments	20,401	32,534
Current maturities of long-term debt	651	622

Total current liabilities	539,432	586,885

Long-term derivative instruments	13,992	2,989
Asset retirement obligation—long-term	79,952	74,980
Deferred tax liability	3,127	—
Other non-current liabilities	—	2,963
Long-term debt, net of current maturities	2,086,765	2,038,321

Total liabilities	2,723,268	2,706,138

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock, $.01 par value; 200,000,000 authorized, 162,986,045 issued and outstanding in 2018 and 183,105,910 in 2017	1,630	1,831
Paid-in capital	4,227,532	4,416,250
Accumulated other comprehensive loss	(56,026)	(40,539)
Accumulated deficit	(845,368)	(1,275,928)

Total stockholders’ equity	3,327,768	3,101,614

Total liabilities and stockholders’ equity	$6,051,036	$5,807,752

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands, except share data)		(In thousands, except share data)
Revenues:
Natural gas sales	$368,554	$239,455	$1,121,815	$845,999
Oil and condensate sales	37,106	39,230	177,793	124,568
Natural gas liquid sales	37,032	47,072	178,915	136,057
Net (loss) gain on natural gas, oil, and NGL derivatives	(26,742)	72,091	(123,479)	213,679

	415,950	397,848	1,355,044	1,320,303

Costs and expenses:
Lease operating expenses	27,497	20,202	91,640	80,246
Production taxes	9,619	6,662	33,480	21,126
Midstream gathering and processing expenses	75,642	72,737	290,188	248,995
Depreciation, depletion and amortization	133,816	109,742	486,664	364,629
General and administrative expenses	13,678	15,016	56,633	52,938
Accretion expense	1,063	463	4,119	1,611
Acquisition expense	—	1	—	2,392

	261,315	224,823	962,724	771,937

INCOME FROM OPERATIONS	154,635	173,025	392,320	548,366

OTHER (INCOME) EXPENSE:
Interest expense	34,351	33,401	135,273	108,198
Interest income	(152)	(82)	(314)	(1,009)
Litigation settlement	158	—	1,075	—
Insurance proceeds	—	—	(231)	—
Gain on sale of equity method investments	—	—	(124,768)	(12,523)
(Income) loss from equity method investments, net	(14,622)	(15,688)	(49,904)	17,780
Other expense (income), net	899	(178)	698	(1,041)

	20,634	17,453	(38,171)	111,405

INCOME BEFORE INCOME TAXES	134,001	155,572	430,491	436,961
INCOME TAX (BENEFIT) EXPENSE	—	(954)	(69)	1,809

NET INCOME	$134,001	$156,526	$430,560	$435,152

NET INCOME PER COMMON SHARE:
Basic	$0.78	$0.85	$2.46	$2.42

Diluted	$0.78	$0.85	$2.45	$2.41

Weighted average common shares outstanding—Basic	171,410,309	183,090,659	174,675,840	179,834,146
Weighted average common shares outstanding—Diluted	171,612,471	183,090,659	175,398,706	180,253,024

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net income	$134,001	$156,526	$430,560	$435,152
Interest expense	34,351	33,401	135,273	108,198
Income tax (benefit) expense	—	(954)	(69)	1,809
Accretion expense	1,063	463	4,119	1,611
Depreciation, depletion and amortization	133,816	109,742	486,664	364,629

EBITDA	$303,231	$299,178	$1,056,547	$911,399

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Cash provided by operating activity	$143,532	$188,156	$752,488	$679,889
Adjustments:
Changes in operating assets and liabilities	74,520	8,689	76,847	(48,239)

Operating Cash Flow	$218,052	$196,845	$829,335	$631,650

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
	(In thousands)
EBITDA	$303,231	$1,056,547

Adjustments:
Non-cash derivative (gain) loss	(41,322)	65,051
Litigation settlement	158	1,075
Insurance proceeds	—	(231)
Gain on sale of equity method investments	—	(124,768)
Income from equity method investments	(14,622)	(49,904)

Adjusted EBITDA	$247,445	$947,770

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$134,001	$430,491
Adjustments:
Non-cash derivative (gain) loss	(41,322)	65,051
Litigation settlement	158	1,075
Insurance proceeds	—	(231)
Gain on sale of equity method investments	—	(124,768)
Income from equity method investments	(14,622)	(49,904)

Pre-tax net income excluding adjustments	78,215	321,714

Adjusted net income	$78,215	$321,714

Adjusted net income per common share:

Basic	$0.46	$1.84

Diluted	$0.46	$1.83

Basic weighted average shares outstanding	171,410,309	174,675,840
Diluted weighted average shares outstanding	171,612,471	175,398,706